FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

         This FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT is executed as of the 18th day of April, 1997, by and between BEACON PROPERTIES, L.P., a Delaware limited partnership having a mailing address of 50 Rowes Wharf, Boston, Massachusetts 02110 (the "Seller") and CALI REALTY ACQUISITION CORPORATION, having an office at 11 Commerce Drive, Cranford, New Jersey 01016-3599 (hereinafter referred to as "Buyer").

                                   WITNESSETH:

         Reference is made to the following facts which constitute the background to this agreement:

         A. Pursuant to the terms of a certain Purchase and Sale Contract dated as of April 9, 1997 (the "Original Agreement"), Seller agreed to sell and Buyer agreed to buy certain property owned by Seller known as and numbered One, Two, Three and Five Westlakes Office Park, located in Tredyffin Township, Pennsylvania (the "Property").

         B. The Seller and Buyer desire to amend the Original Agreement as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration in hand this day paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby amend the Original Agreement as follows:

         1. Exhibit A to the Original Agreement is hereby amended by adding to the legal description of the Real Property at the end thereof the following:

         "ALSO TOGETHER WITH all of the right, title and interest of the Seller in and to Westlakes Drive as shown on a survey made by Curtis Cox Kennerly, Civil Engineers daqted 4/12/1984 last revised 9/23/1988 and recorded 12/1/1988 as Plan No. 8805."

         2. Article 12 of the Original Agreement is hereby amended by deleting the date "December 31, 1997" appearing at the end of the second complete paragraph on page 22 of the Original Agreement and inserting the following date in its place: "March 31, 1998.

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         3. ARTICLE 27 is hereby amended by removing the date "April 1, 1997"
therefrom wherever it appears and substituting the date "March 21, 1997" therefor.

         4. Except as provided below in this Paragraph 3, Buyer hereby waives its right to terminate the Original Agreement pursuant to the provisions of
ARTICLE 6 thereof or otherwise and agrees with Seller that the Title Commitment it has received (the "Buyer's Title Commitment") satisfies all of the conditions set forth in the Original Agreement and that Buyer has no objections to title to the Real Property as set forth in such Title Commitment so long as Seller satisfies the requirements of paragraphs 1, 4 and 5 (each by way of a customary affidavit), 13, 15, 16, 17, 18, 19 and 20 of Schedule B-1 to the Buyer's Title Commitment to the satisfaction of the Title Company, as defined in the Original Agreement, at or prior to the Closing.

                  Notwithstanding anything to the contrary contained in the paragraph next preceding, however, Buyer shall have an additional period of ten
(10) business days beginning on the first business day following the date hereof (the "Testing Period") to perform additional tests on the Real Property with respect to the status of the Real Property's compliance with environmental laws to the extent, and only to the extent set forth in Exhibit TEST attached hereto and hereby made a part hereof. If such tests reveal that the portions of the Real Property so tested contain 10,000 parts per million of total petroleum hydrocarbons ("TPH") or less, Buyer shall have no right to perform any further tests on the Real Property or to terminate the Original Agreement, as hereby amended, and the Closing shall proceed as provided in the Original Agreement. The foregoing notwithstanding, it shall be a condition precedent to Buyer's right to commence the test borings described in Exhibit TEST that Buyer shall have deposited with the Escrow Agent, as defined in the Original Agreement, an additional sum of $1,000,000.00 (the "Additional Deposit") on or within one (1) business day following the date hereof. Upon the receipt by the Escrow Agent of the Additional Deposit, the Additional Deposit shall, for all purposes under the Original Agreement and hereunder become and remain a part of the "Deposit" and all references to the "Deposit" in the Original Agreement and herein then and thereafter shall mean and be deemed to mean, for all purposes thereunder and hereunder, an amount equal to the sum of the original Deposit made pursuant to the Original Agreement and the Additional Deposit.

         If the tests described in Exhibit TEST shall reveal that any of the collected test soil samples so tested contain more than 10,000 parts per million of TPH, Buyer shall notify Seller of the same within two (2) business days after the end of the ten (10) business day period referred to in the paragraph next preceding, and in such notice shall have the right either to (i) elect to conduct further tests only to determine the existence and extent, if any, of Base Neutral Extractable compounds and RCRA8 metals in the test samples in Buyer's possession within such periods of time and to determine such levels of presence as the parties may, after negotiation in good faith, determine or (ii) terminate the Original Agreement, as hereby amended. The failure of Buyer to send such notice within such two (2) business day period shall be and be deemed to


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be for all purposes hereunder an election by Buyer to terminate the Original
Agreement, as hereby amended. If the Original Agreement, as hereby amended, is terminated or deemed terminated as herein provided, the Deposit shall be returned to Buyer forthwith and all of the unaccrued rights and obligations of the parties to the Original Agreement, as hereby amended, shall cease and terminate other than the Surviving Obligation, which shall apply not only to any tests performed by Buyer pursuant to ARTICLE 6 of the Original Agreement but also to any other tests performed by Buyer in, on or to the Property.

         Buyer shall, in any event, provide Seller with copies of all test results and other material, documents or instruments developed or generated by or for Buyer in connection with the performance of the tests described herein. Except as required by law, Buyer shall not, without the prior consent of Seller, reveal or disclose all or any of the information generated in connection with the performance of any such tests to any third party other than to its employees, officers, directors, attorneys and environmental advisors who shall have a need to know the same, each and all of whom Buyer shall advise of the confidential nature of such information and direct to keep all of such information confidential. Buyer shall notify Seller within a reasonable time prior to the conduct of any such test on the Real Property so that Seller shall have a reasonable opportunity to have a representative of Seller on the site during the conduct of such tests and Buyer hereby consents to the presence of such a representative during the conduct of such tests.

         5. Notwithstanding anything to the contrary contained in the Original Agreement, Buyer shall receive a credit against the Purchase Price for (i) the tenant improvement allowance provided for in that certain Second Amendment dated November 19, 1996, to a lease between Seller, as successor in interest to Quarry Office Park Associates, as Landlord, and Oracle Corporation, as Tenant, dated May 11, 1995 for premises in Two Westlakes and (ii) any brokerage commission payable on account of such Second Amendment and the transaction repesented thereby.

         6. The parties hereby ratify and confirm the Original Agreement and acknowledge that the Original Agreement, as amended hereby, remains in full force and effect.

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         Executed as a sealed instrument as of the day and year first above written, in any number of counterpart copies each of which shall be deemed an original for all purposes.

WITNESS:                     BEACON PROPERTIES, L.P.

                                      By:  Beacon Properties Corporation,
                                              its General Partner

                                              By:

                                                  Charles H. Cremens, Senior
                                                  Vice President

                             [Seller]

                             CALI REALTY ACQUISITION
                                   CORPORATION
WITNESS:

                              By:

                                     Name:
                                     Title:

                             [Buyer]